UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 23, 2013

Renewable Energy Acquisition Corp.
(Exact name of small business issuer as specified in its charter)

Commission File Number: 0-53900

Nevada	01-0741042
(State of incorporation)	(IRS Employer ID Number)

10935 57th Avenue North, Plymouth, MN	55442
(Address of principal executive offices)	(Zip Code)

(952) 541-1155
(Registrant’s telephone number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

Resignation of S. W. Hatfield, CPA's

On July 23, 2013, the Board of Directors of the Company was notified by it's auditors, S. W. Hatfield, CPA (SWHCPA) of Dallas, Texas, that SWHCPA has had its registration with the Public Company Accounting Oversight Board revoked due to failures to comply with PCAOB rules and interim auditing standards during audits of two unrelated public companies for their respective fiscal years ending in 2003 and 2004 and, as a result of this event, has resigned as the Company’s auditing firm.

The Company's Board of Directors has accepted the resignation of SWHCPA.

No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2012 and 2011) and from January 1, 2013 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.  For the years ended December 31, 2012 and 2011, and from January 1, 2013 through the date of this report, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided SWHCPA with a copy of the foregoing disclosure and requested SWHCPA to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  A copy of SWHCPA’s letter dated July 23, 2013 is attached as Exhibit 16.1 in this filing.

The Company anticipates appointing successor auditors in the near future and will file the required Current Report on Form 8-K concurrent with that event.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from S. W.  Hatfield, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Renewable Energy Acquisition Corp.

Dated: July 23, 2013	By:	/s/ Craig S. Laughlin
Craig S. Laughlin
Chief Executive Officer
and Chief Financial Officer